UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2014

XL GROUP
Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.
Sale and Purchase Agreement
On May 1, 2014, XL Insurance (Bermuda) Ltd, a Bermuda limited company (“XLIB”) and a wholly-owned subsidiary of XL Group plc, an Irish public limited company, entered into a sale and purchase agreement (the “Sale and Purchase Agreement”) with GreyCastle Holdings Ltd. (“GreyCastle”), a Bermuda exempted company, providing for the sale of 100% of the common shares of XL Life Reinsurance (SAC) Ltd, a wholly-owned subsidiary of XLIB (“XLLR”), to GreyCastle. At or prior to Completion (as defined below), a segregated cell company of XLLR will reinsure, via 100% quota share reinsurance agreements (collectively, the “Retrocession Agreements”), a substantial portion of the life reserves of XL Re Ltd (“XL Re”), the registered UK branch of XL Re (“XL Re (UK Branch)”) and XL Re Europe SE (together with XL Re and XL Re (UK Branch), the “Ceding Companies”).
The purchase price for the shares of XLLR will be $570 million. XLIB will be a third party beneficiary to an escrow agreement governing an escrow account established by GreyCastle to hold $570 million in funds contributed by GreyCastle’s investors (the “Escrow Account”). The purchase price for the shares will be paid from the Escrow Account. The Sale and Purchase Agreement contains a mechanism whereby XLIB will prepare a calculation of an adjustment payment that takes into account the cash flows of the business, the gains and losses on the assets supporting reserves, the expenses incurred by the Ceding Companies in running the business and a payment to the Ceding Companies in respect of having to carry the business on its books during the period from December 31, 2013 to the completion of the sale of shares of XLLR to GreyCastle (the “Completion”). The amount of such adjustment payment will be settled on an estimated basis at the Completion and will be subject to a post-Completion true-up.
Consummation of the sale of shares of XLLR to GreyCastle pursuant to the Sale and Purchase Agreement is subject to customary conditions, including without limitation (i) the Bermuda Monetary Authority having given written notification that it has no objection to GreyCastle becoming a shareholder controller of XLLR and having given written notification that it has no objection to GreyCastle becoming a shareholder of XLLR under the Exchange Control Act 1972, (ii) the accuracy of the parties’ respective warranties (without regard to any materiality or material adverse effect qualifiers therein), (iii) the parties’ compliance in all material respects with their respective covenants, (iv) the Prudential Regulation Authority (the “PRA”), the Financial Conduct Authority and the Central Bank of Ireland having indicated to XLIB that it has received in a form satisfactory to XLIB, all of the information it had requested or required in relation to the retrocession and services aspects of the transaction and the PRA not having indicated that it would impose any material condition on XLIB or the Ceding Companies as a result of the retrocession and services aspects of the transaction or any material capital requirement and (v) XLIB and the Ceding Companies having received opinions from their respective Bermuda and United Kingdom counsels as to the enforceability of the segregated accounts at XLLR.
The Sale and Purchase Agreement contains representations and warranties of XLIB which are customary for transactions of this type. XLLR may not solicit or initiate discussions (and has agreed to cease any existing discussions) with third parties regarding other proposals to acquire XLLR and has agreed to certain restrictions on its ability to respond to such proposals. In addition, until the termination of the Sale and Purchase Agreement or the Completion, XLLR has agreed to operate its business in the ordinary course of business consistent with past practice and has agreed to certain other negative covenants.
The Sale and Purchase Agreement contains certain termination rights for XLIB and GreyCastle. Upon termination of the Sale and Purchase Agreement if GreyCastle or any investor has breached its obligation under the Sale and Purchase Agreement or related agreements, GreyCastle will be required to pay to XLIB a reverse termination fee of $40 million, which will be funded from the Escrow Account. In addition to the foregoing termination rights, either party may terminate the Sale and Purchase Agreement if the Completion has not occurred on or prior to August 1, 2014.
Retrocession Agreements
Each of the Ceding Companies will enter into a separate Retrocession Agreement with the segregated account established by XLLR for purposes of this transaction (the “Retrocessionaire”) pursuant to which each Ceding Company will cede to the Retrocessionaire, via 100% quota share reinsurance, a substantial portion of its life reserves. The retrocession to the Retrocessionaire will be on a funds withheld basis. As a result, the applicable Ceding Company will continue to hold the assets supporting the reserves associated with the retroceded business and these assets will either be held in existing collateral accounts for the benefit of its cedants or held in separate newly established “funds withheld accounts”. Settlements under the Retrocession Agreements will occur by periodically adjusting these accounts with the Retrocessionaire being entitled to any excess and responsible for any shortfall in such accounts.

The Retrocession Agreements will also contain operating restrictions on the Retrocessionaire and XLLR during the term of the Retrocession Agreements, including prohibiting the payment of dividends during periods when the Retrocessionaire is not in compliance with its collateral and capitalization requirements. Further, the Retrocession Agreements list the events that would entitle the Ceding Companies to exercise their recapture remedy and set forth the terms upon which such a recapture would occur.
Each investor in GreyCastle will execute a contingent capital commitment letter at the Completion under the Sale and Purchase Agreement pursuant to which the investor will agree to fund its pro-rata amount of any capital call by GreyCastle up to an aggregate amount of $70 million following specified triggers under the Retrocession Agreements regarding the Retrocessionaire’s maintenance of a minimum capitalization level and compliance with the collateralization requirements to XLIB under the Retrocession Agreements. The commitments will be terminable only in connection with the termination of the related Retrocession Agreements. XLIB will be a third party beneficiary to these commitment letters.

Item 2.02.    Results of Operations and Financial Condition.
The following information is being furnished under Item 2.02, "Results of Operations and Financial Condition." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On May 1, 2014, XL Group plc issued the press release attached as Exhibit 99.1 and incorporated by reference herein announcing the results for the first quarter and year ended March 31, 2014.

Item 8.01.    Other Events.
On May 1, 2014, XL Group plc issued a press release announcing entry into the Sale and Purchase Agreement. The full text of the press release is attached hereto as Exhibit 99.2 and incorporated in its entirety herein by reference.
Additionally, on May 1, 2014, XL Group plc distributed investor slides relating to such transaction, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release ("XL Group plc Announces First Quarter 2014 Results“), dated May 1, 2014.
99.2	Press Release ("XL Group plc Announces Sale of Life Reinsurance Subsidiary for $570 Million in Cash”), dated May 1, 2014.
99.3	Investor Slides (“Sale & Retrocession of Life Reinsurance Business”), dated May 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014

XL Group plc (Registrant)
By:	/s/ Kirstin Gould
Name: Kirstin Gould Title: General Counsel and Secretary